Filed Pursuant to Rule 424(b)(5)
Registration No. 333-286057
PROSPECTUS SUPPLEMENT
(To Prospectus dated April 4, 2025)
Neurogene Inc.
Up to $150,000,000
Common Stock

We have entered into a sales agreement (the “Sales Agreement”) with Leerink Partners LLC (“Leerink Partners”), dated August 11, 2025, relating to shares of our common stock, $0.000001 par value per share ("common stock"). In accordance with the terms of the Sales Agreement, pursuant to this prospectus supplement and the accompanying prospectus, from time to time we may offer and sell shares of our common stock having an aggregate gross sales price of up to $150,000,000 through Leerink Partners, acting as our sales agent.
Our common stock is traded on The Nasdaq Global Market (“Nasdaq”) under the symbol “NGNE.” On August 6, 2025, the last reported sale price for our common stock was $21.29 per share.
Sales of our common stock, if any, under this prospectus supplement may be made in sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). Subject to terms of the Sales Agreement, Leerink Partners is not required to sell any specific number or dollar amount of securities but will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between Leerink Partners and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.
Leerink Partners will be entitled to a commission of up to 3.0% of the gross sales price per share sold under the Sales Agreement. In connection with the sale of our common stock on our behalf, Leerink Partners will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Leerink Partners will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contributions to Leerink Partners against certain civil liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”). See “Plan of Distribution” beginning on page S-12 for additional information regarding the compensation to be paid to Leerink Partners.

An investment in our securities involves a high degree of risk. You should carefully consider the information under the heading “Risk Factors” beginning on page S-7 of this prospectus supplement, and under similar headings in the documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus.
We are a “smaller reporting company” as defined by Rule 12b-2 of the Exchange Act and are subject to reduced public company reporting requirements.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement and the accompanying prospectus are truthful or complete. Any representation to the contrary is a criminal offense.

Leerink Partners
The date of this prospectus supplement is August 11, 2025

PROSPECTUS SUPPLEMENT
PROSPECTUS
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ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying prospectus relate to an offering of shares of our common stock. Before buying any of the common stock that we are offering, we urge you to carefully read this prospectus supplement and the accompanying prospectus, together with the information incorporated by reference as described under the headings “Where You Can Find More Information” and “Incorporation by Reference” in this prospectus supplement. These documents contain important information that you should consider when making your investment decision. Unless the context otherwise requires, references in this prospectus supplement to “Neurogene,” “Company,” “we,” “us,” “our,” and “ours” refer to Neurogene Inc.
This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of common stock and also adds to, updates and changes information contained in the accompanying prospectus and the documents incorporated by reference. The second part is the accompanying prospectus, which gives more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent the information contained in this prospectus supplement differs from or conflicts with the information contained in the accompanying prospectus or any document incorporated by reference, the information in this prospectus supplement will control. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference into this prospectus supplement and the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.
We have not, and Leerink Partners has not, authorized anyone to provide you with information different from that which is contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectus that we may authorize for use in connection with this offering. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give to you. No one is making offers to sell or seeking offers to buy these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus supplement is accurate as of the date on the front cover of this prospectus supplement only and that any information we have incorporated by reference or included in the accompanying prospectus is accurate only as of the date given in the document incorporated by reference or as of the date of the prospectus, as applicable, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus, any related free writing prospectus, or any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since those dates.
We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
This prospectus supplement, the accompanying prospectus and the information incorporated herein and therein by reference include trademarks, servicemarks and tradenames owned by us or other companies. All trademarks, servicemarks and tradenames included or incorporated by reference in this prospectus supplement or the accompanying prospectus are the property of their respective owners.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS
We make “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, as amended in this prospectus supplement and the accompanying prospectus, including the documents that we incorporate by reference herein and therein. These forward-looking statements can generally be identified as such because the context of the statement will include words such as “may,” “will,” “intend,” “plan,” “believe,” “anticipate,” “expect,” “estimate,” “predict,” “potential,” “continue,” “likely,” “target,” “forecast,” or “opportunity,” the negative of these words or other similar words. Similarly, statements that describe our plans, strategies, intentions, expectations, objectives, goals or prospects and other statements that are not historical facts are also forward-looking statements. For such statements, we claim the protection of the Private Securities Litigation Reform Act of 1995. Readers of this prospectus supplement are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the time this prospectus supplement was filed with the SEC. These forward-looking statements are based largely on our expectations and projections about future events and future trends affecting our business and are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. These risks and uncertainties include:
•We have a limited operating history, have not completed any clinical trials, and have no products approved for commercial sale, and our results may vary from quarter to quarter.
•We will require substantial additional capital to finance our operations in the future. If we are unable to raise such capital when needed, or on acceptable terms, we may be forced to delay, reduce or eliminate clinical trials, product development programs or future commercialization efforts.
•We have incurred significant losses since inception, and expect to incur significant losses for the foreseeable future and may not be able to achieve or sustain profitability in the future. We have no products for sale, have not generated any product revenue and may never generate product revenue or become profitable.
•NGN-401 and our other programs are in early stages of development and may fail in development or suffer delays that materially and adversely affect their commercial viability. If we or our current or future collaborators are unable to complete development of, or commercialize, our product candidates, or experience significant delays in doing so, our business will be materially harmed.
•We are substantially dependent on the success of our most advanced product candidate, NGN-401, and our ongoing and anticipated clinical trials of such candidate may not be successful.
•Delays in developing our manufacturing capabilities or failure to achieve operating efficiencies from such capabilities may require us to devote additional resources and management time to manufacturing operations and may delay our product development timelines.
•We have a number of academic collaborations, and currently rely on our collaboration with the University of Edinburgh for certain aspects of our preclinical research and development programs, including working in collaboration to discover and preclinically develop potential product candidates for our near-term future pipeline. Failure or delay of the University of Edinburgh or any other collaborator to fulfil all or part of its obligations under our agreement, a breakdown in collaboration between the parties or a complete or partial loss of the relationship would materially harm our business.
•In order to successfully implement our plans and strategies, we will need to grow the size of our organization and we may experience difficulties in managing this growth.
•The regulatory approval processes of the U.S. Food and Drug Administration (“FDA”) and other comparable foreign regulatory authorities are lengthy, time-consuming and inherently unpredictable. If we are not able to obtain, or if there are delays in obtaining, required regulatory approvals for our product candidates, we will not be able to commercialize, or will be delayed in commercializing, such product candidates, and our ability to generate revenue will be materially impaired.

•The market price of our common stock may continue to be volatile.
•We may be required to allocate resources to fulfilling the requirements of the Contingent Value Rights Agreement entered into in connection with the Reverse Merger (as defined below) related to certain legacy lease obligations, which may take away from our core programs and create a distraction for our management and employees.
•Future sales of shares by existing stockholders could cause our stock price to decline.
•Our executive officers, directors and principal stockholders have the ability to control or significantly influence all matters submitted to our stockholders for approval.
•The other risk factors discussed in the section titled “Risk Factors” in this prospectus supplement, the accompanying prospectus and the risk factors and cautionary statements described in other documents that we file from time to time with the SEC, specifically under “Risk Factors” and elsewhere in our most recent Annual Report on Form 10-K (our “Annual Report”) and subsequent Quarterly Reports on Form 10-Q (“Quarterly Reports”).
Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.
Any forward-looking statements in this prospectus supplement reflect our current views with respect to future events or to our future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by these forward-looking statements.
This prospectus supplement also contains or incorporates by reference estimates, projections, and other information concerning our industry, our business, and the markets for certain diseases, including data regarding the estimated size of those markets, and the incidence and prevalence of certain medical conditions. Information that is based on estimates, forecasts, projections, market research, or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances reflected in this information. Unless otherwise expressly stated, we obtained this industry, business, market, and other data from reports, research surveys, studies, and similar data prepared by market research firms and other third parties, industry, medical and general publications, government data, and similar sources.

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights certain information about us and this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our common stock. For a more complete understanding of our company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference into this prospectus supplement and the accompanying prospectus, and the information included in any free writing prospectus that we authorize for use in connection with this offering, including the information contained in and incorporated by reference under the heading “Risk Factors” beginning on page S-7 of this prospectus supplement, and under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus supplement and the accompanying prospectus.
Overview
We are a clinical-stage biotechnology company committed to overcoming the limitations of conventional gene therapy and turning today’s complex devastating neurological diseases into treatable conditions. By harnessing our proprietary transgene regulation technology, EXACTTM (Expression Attenuation via Construct Tuning), we are developing a differentiated product portfolio of genetic medicines for rare neurological diseases with high unmet need not otherwise addressable by conventional gene therapy. Our EXACT approach leverages key scientific breakthroughs, including gene transfer technology, microRNA-based genetic circuits, and adeno-associated virus delivery, and is designed to deliver therapeutic levels of transgene to key areas of the brain that underlie neurological disease pathology.
Our first clinical-stage program to utilize the EXACT platform is NGN-401, which is in development for the treatment of Rett syndrome, a disease with a patient population that has a significant unmet need, and that ultimately progresses to substantial neurological and physical impairment and premature death. We have completed dosing in a Phase 1/2 open-label, multi-center clinical trial of NGN-401 gene therapy for the treatment of female patients with classic Rett syndrome that is assessing the safety, tolerability, and efficacy of NGN-401 at a dose of 1E15 vg. We have begun trial initiation activities for our registrational trial of NGN-401, EmboldenTM.
Corporation Information
On December 18, 2023, we completed our business combination (the “Reverse Merger”) with Neurogene Inc., a Nevada corporation (“Neurogene OpCo”). In connection with the completion of the Reverse Merger, the Company changed its name from “Neoleukin Therapeutics, Inc.” to “Neurogene Inc.,” and the business conducted by the Company became primarily the business conducted by Neurogene OpCo.
Our principal executive offices are located at 535 W 24th St., 5th Floor, New York, NY 10011 and our telephone number is (855) 508-3568. Our website is www.neurogene.com. Information contained on or accessible through our website is not a part of this prospectus supplement, and the inclusion of our website address in this prospectus supplement is an inactive textual reference only.
Implications of Being a Smaller Reporting Company
We are a “smaller reporting company,” meaning that the market value of our common stock held by non-affiliates is less than $700.0 million and our annual revenue is less than $100.0 million during the most recently completed fiscal year. We will continue to be a smaller reporting company so long as either (i) the market value of our common stock held by non-affiliates is less than $250.0 million or (ii) our annual revenue is less than $100.0 million during the most recently completed fiscal year and the market value of our common stock held by non-affiliates is less than $700.0 million. As a smaller reporting company, we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report and smaller reporting companies have reduced disclosure obligations regarding executive compensation.

THE OFFERING

Common stock offered by us	Shares of our common stock having an aggregate offering price of up to $150,000,000.

Common stock to be outstanding after the offering
Up to 21,314,825 shares of our common stock, assuming sales of 7,045,561 shares of our common stock in this offering at an assumed offering price of $21.29 per share, which was the last reported sale price of our common stock on Nasdaq on August 6, 2025. The actual number of shares issued will vary depending on the sales prices at which our common stock is sold under this offering.

Plan of Distribution	“At the market offering” that may be made from time to time through our sales agent, Leerink Partners. See “Plan of Distribution” on page S-12 of this prospectus supplement.

Use of Proceeds
We intend to use the net proceeds from this offering as working capital, including continuing to advance our pipeline through preclinical studies and clinical trials, and for general corporate purposes. See “Use of Proceeds” on page S-9 of this prospectus supplement.

Risk Factors
Investing in our common stock involves a high degree of risk. See the information contained in or incorporated by reference under the heading “Risk Factors” on page S-7 of this prospectus supplement, in the accompanying prospectus and in the documents incorporated by reference into this prospectus supplement and any free writing prospectus that we authorize for use in connection with this offering.

Nasdaq symbol	“NGNE”
The number of shares of our common stock to be outstanding after this offering is based on 14,269,264 shares of our common stock outstanding as of June 30, 2025 and excludes:
•2,125,498 shares of common stock issuable upon the exercise of outstanding stock options as of June 30, 2025 at a weighted-average exercise price of $23.79 per share;
•271,923 shares of common stock issuable upon the vesting of restricted stock units outstanding as of June 30, 2025;
•252,124 shares of common stock issuable upon the vesting of performance stock units outstanding as of June 30, 2025;
•1,212,648 shares of common stock reserved for issuance pursuant to future equity awards under our 2023 Equity Incentive Plan as of June 30, 2025, as well as any shares reserved pursuant to provisions in this plan that automatically increase the number of shares of our common stock reserved for future issuance under this plan;
•458,900 shares of common stock reserved for issuance under our 2025 Inducement Plan as of June 30, 2025;
•321,770 shares of common stock reserved for issuance under our 2023 Employee Stock Purchase Plan as of June 30, 2025, as well as any shares reserved pursuant to provisions in this plan that automatically increase the number of shares of common stock reserved for future issuance under this plan;
•3,959,954 shares of our common stock issuable upon exercise of outstanding pre-funded warrants at an exercise price of $0.000001 per share (which do not expire), as of June 30, 2025; and

•2,832,605 shares of our common stock issuable upon exercise of outstanding pre-funded warrants at an exercise price of $0.001 per share (which do not expire), as of June 30, 2025.

RISK FACTORS
Investing in our securities involves risks. Before making an investment decision, you should carefully consider the risks and other information we include or incorporate by reference in this prospectus supplement and the accompanying prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering. In particular, you should consider the risk factors described under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, as may be revised or supplemented by our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, each of which are on file with the SEC and are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. In addition to those risk factors, there may be additional risks and uncertainties which are not currently known to us or that we currently deem immaterial. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.
Risks Related to This Offering
You may experience future dilution as a result of future equity issuances.
In order to raise additional capital, we may at any time, including during the pendency of this offering, offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering. In addition, as of June 30, 2025, 2,125,498 shares of our common stock were issuable upon the exercise of options outstanding at a weighted-average exercise price of $23.79 per share, 271,923 shares of our common stock were issuable upon the vesting of restricted stock units outstanding, and 252,124 shares of our common stock were issuable upon the vesting of performance stock units outstanding. To the extent shares have been issued or are issued under these outstanding options at exercise prices lower than the price of our common stock in this offering, or outstanding restricted stock units have vested or vest, you will incur further dilution.
Sales of a significant number of shares of our common stock in the public markets, or the perception that such sales could occur, could depress the market price of our common stock.
Sales of a substantial number of shares of our common stock in the public markets, or the perception that such sales could occur, could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. We may sell a significant number of shares of our common stock at any time pursuant to this prospectus supplement and the accompanying prospectus or in one or more separate offerings. We cannot predict the effect that future sales of our common stock would have on the market price of our common stock.
The actual number of shares we will sell under the Sales Agreement, at any one time or in total, as well as the gross proceeds resulting from those sales, is uncertain.
Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver a placement notice to Leerink Partners at any time throughout the term of the Sales Agreement. The number of shares that are sold by Leerink Partners under the Sales Agreement and upon delivery of a placement notice will fluctuate based on the market price of the shares of common stock during the sales period and the limits we set with Leerink Partners. Because the price of each share sold will fluctuate based on the market price of our common stock during the sales period, it is not possible to predict the number of shares that will ultimately be sold or the gross proceeds to be raised in connection with the sale of shares of common stock offered under this prospectus supplement.

We have broad discretion in the use of our cash and cash equivalents, including the net proceeds we receive in this offering, and may not use them effectively.
Our management has broad discretion to use our cash and cash equivalents, including the net proceeds we receive in this offering, to fund our operations and could spend these funds in ways that do not improve our results of operations or enhance the value of our common stock, and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, cause the price of our common stock to decline and delay the development of our product candidates. You will not have the opportunity to influence our decisions on how to use our cash and cash equivalents, including the net proceeds from this offering. Pending their use to fund our operations, we may invest our cash and cash equivalents, including the net proceeds from this offering, in a manner that does not produce income or that loses value.
The common stock offered hereby will be sold in “at the market offerings” and investors who buy shares at different times will likely pay different prices.
Investors who purchase shares in this offering at different times will likely pay different prices, and accordingly may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, pricing and number of shares sold, and there is no maximum sales price. Pursuant to the parameters set by our board of directors, there will be a minimum sales price for shares of our common stock sold in this offering, which will limit our ability to make sales if the public trading price of our common stock drops below that minimum sales price. Such minimum sales price may be below the price paid by investors in this offering. Further, our board of directors will retain the ability to increase or decrease such minimum sales price in the future. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.
You may experience immediate and substantial dilution.
The offering price per share in this offering may exceed the net tangible book value per share of our common stock outstanding prior to this offering. Assuming that 7,045,561 shares of our common stock are sold in this offering, based on an assumed sale price of $21.29 per share, the last sale price of a share of our common stock on Nasdaq on August 6, 2025, you will experience immediate dilution, representing the difference between the price you pay and our as adjusted net tangible book value per share as of June 30, 2025, after giving effect to this offering, of $1.66 per share. The exercise of outstanding stock options may result in further dilution of your investment. See the section titled “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this offering.

USE OF PROCEEDS
We may issue and sell up to $150,000,000 of our common stock from time to time. Because we are not required to sell any shares of our common stock under the Sales Agreement, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares under or fully utilize the Sales Agreement as a source of financing.
We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. The net proceeds from the sale by us of the securities to which this prospectus supplement relates will be used as working capital, including continuing to advance our pipeline through preclinical studies and clinical trials, and for general corporate purposes. Our expected use of proceeds from the sale of the securities offered hereby represents our current intentions based on our present plans and business conditions, which could change in the future as our plans and business conditions evolve. As of the date of this prospectus supplement, we cannot predict with certainty all of the particular uses for the proceeds to be received from the sale of the securities offered hereby or the amounts that we will actually spend on the uses set forth above.
Pending the use of the net proceeds, we may invest the proceeds in a variety of capital preservation investments, including interest-bearing, investment-grade securities, certificates of deposit or government securities.

DILUTION
If you purchase common stock in this offering, your ownership interest will be immediately diluted to the extent of the difference between the purchase price per share of our common stock and the as adjusted net tangible book value per share of common stock immediately after giving effect to this offering. Our net tangible book value as of June 30, 2025 was $273.3 million, or $19.15 per share of common stock. Our net tangible book value is the amount of our total tangible assets less our total liabilities. Net tangible book value per share of common stock represents net tangible book value divided by an aggregate of 14,269,264 shares of our common stock outstanding as of June 30, 2025.
After giving effect to the assumed sale of 7,045,561 shares of our common stock at a sale price of $21.29 per share, the last reported sale price of our common stock on Nasdaq on August 6, 2025, after deducting commissions and estimated aggregate offering expenses payable by us, our as adjusted net tangible book value as of June 30, 2025 would have been $418.5 million, or approximately $19.63 per share of common stock. This represents an immediate increase in the as adjusted net tangible book value of $0.48 per share to our existing stockholders and an immediate dilution of approximately $1.66 per share to new investors purchasing shares of common stock in this offering. Dilution per share to new investors is determined by subtracting as adjusted net tangible book value per share of common stock after this offering from the assumed public offering price per share paid by new investors. The following table illustrates this per share dilution:

Assumed offering price per share		$21.29
Net tangible book value per share as of June 30, 2025	$19.15
Increase in net tangible book value per share attributable to new investors in offering	$0.48
As adjusted net tangible book value per share as of June 30, 2025, after giving effect to this offering		$19.63
Dilution per share to new investors in this offering		$1.66
The above illustration of dilution per share to investors participating in this offering assumes no exercise of outstanding options or warrants to purchase our common stock.
Changes in the assumed public offering price of $21.29 per share would not affect our as adjusted net tangible book value after this offering because this offering is currently limited to $150,000,000. However, each $1.00 increase (decrease) in the assumed public offering price of $21.29 per share would increase (decrease) the dilution per share to new investors by approximately $0.70 per share (($0.69 ) per share), assuming that the aggregate dollar amount of shares offered by us, as set forth above, remains at $150,000,000 and after deducting the commissions and estimated offering expenses payable by us. The information discussed above is illustrative only and will adjust based on the actual public offering price, the actual number of shares that we offer in this offering, and other terms of this offering determined at the time of each offer and sale.
The number of our shares of common stock outstanding after this offering is based on an aggregate of 14,269,264 shares of our common stock outstanding as of June 30, 2025, and excludes the following:
•2,125,498 shares of common stock issuable upon the exercise of outstanding stock options as of June 30, 2025 at a weighted-average exercise price of $23.79 per share;
•271,923 shares of common stock issuable upon the vesting of restricted stock units outstanding as of June 30, 2025;
•252,124 shares of common stock issuable upon the vesting of performance stock units outstanding as of June 30, 2025;
•1,212,648 shares of common stock reserved for issuance pursuant to future equity awards under our 2023 Equity Incentive Plan as of June 30, 2025, as well as any shares reserved pursuant to provisions in this plan that automatically increase the number of shares of our common stock reserved for future issuance under this plan;
•458,900 shares of common stock reserved for issuance under our 2025 Inducement Plan as of June 30, 2025;
•321,770 shares of common stock reserved for issuance under our 2023 Employee Stock Purchase Plan as of June 30, 2025, as well as any shares reserved pursuant to provisions in this plan that automatically increase the number of shares of common stock reserved for future issuance under this plan;
•3,959,954 shares of our common stock issuable upon exercise of outstanding pre-funded warrants at an exercise price of $0.000001 per share (which do not expire), as of June 30, 2025; and
•2,832,605 shares of our common stock issuable upon exercise of outstanding pre-funded warrants at an exercise price of $0.001 per share (which do not expire), as of June 30, 2025.
To the extent that options outstanding as of June 30, 2025 have been or are exercised, or other shares or securities convertible into or exercisable for common stock are issued, investors purchasing shares in this offering could experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

PLAN OF DISTRIBUTION
We have entered into the Sales Agreement with Leerink Partners, under which we may offer and sell from time to time shares of our common stock. Pursuant to this prospectus supplement, we may offer and sell shares of our common stock having an aggregate offering price of up to $150,000,000. Sales of our common stock, if any, will be made at market prices by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act, including sales made directly on Nasdaq or any other trading market for our common stock. The below description of the material provisions of the Sales Agreement does not purport to be a complete statement of its terms and conditions. The Sales Agreement has been filed as an exhibit to our Quarterly Report for the quarter ended June 30, 2025 and is incorporated by reference in this prospectus supplement.
We will designate the maximum amount of common stock to be sold through Leerink Partners on a daily basis or otherwise determine such maximum amount together with Leerink Partners. Subject to the terms and conditions of the Sales Agreement, Leerink Partners will offer our common stock on a daily basis or as otherwise agreed upon by us and Leerink Partners and will use its commercially reasonable efforts to sell on our behalf all of the shares of common stock requested to be sold by us. We may instruct Leerink Partners not to sell common stock if the sales cannot be effected at or above the price designated by us in any such instruction. We or Leerink Partners may suspend the offering of our common stock being made through Leerink Partners under the Sales Agreement upon proper notice to the other party. We and Leerink Partners each have the right, by giving written notice as specified in the Sales Agreement, to terminate the Sales Agreement in each party’s sole discretion at any time.
The aggregate compensation payable to Leerink Partners is an amount of up to 3.0% of the aggregate gross sales price of the shares sold through it pursuant to the Sales Agreement. We have also agreed to reimburse Leerink Partners up to an aggregate of $100,000 of Leerink Partners’ actual outside legal expenses incurred by Leerink Partners in connection with the execution of the Sales Agreement, plus certain ongoing outside legal expenses. We estimate that the total expenses of the offering payable by us, excluding commissions payable to Leerink Partners under the Sales Agreement, will be approximately $300,000.
The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory, or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such common stock.
Leerink Partners will provide written confirmation to us following the close of trading on Nasdaq on each day in which common stock is sold through it as sales agent under the Sales Agreement. Each confirmation will include the number of shares of common stock sold through it as sales agent on that day and the net proceeds to us.
We will report at least quarterly the number of shares of common stock sold through Leerink Partners under the Sales Agreement, the net proceeds to us and the compensation paid by us to Leerink Partners in connection with the sales of common stock.
Settlement for sales of common stock will occur on the first business day that is also a trading day following the date on which any sales were made in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
In connection with the sales of our common stock on our behalf, Leerink Partners will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation paid to Leerink Partners will be deemed to be underwriting commissions or discounts. We have agreed in the Sales Agreement to provide indemnification and contribution to Leerink Partners against certain liabilities, including liabilities under the Securities Act. As sales agent, Leerink Partners will not engage in any transactions that stabilize our common stock.
Our common stock is listed on Nasdaq and trades under the symbol “NGNE.” The transfer agent of our common stock is currently Equiniti Trust Company, LLC.
Leerink Partners and/or its affiliates may in the future provide various investment banking and other financial services for us for which services they may in the future receive customary fees.

LEGAL MATTERS
Certain legal matters, including the legality of the securities offered, will be passed upon for us by Gibson, Dunn & Crutcher LLP, San Francisco, California. Leerink Partners LLC is being represented in connection with this offering by Cooley LLP, New York, New York.
EXPERTS
The financial statements of Neurogene Inc. as of December 31, 2024 and 2023, and for each of the two years in the period ended December 31, 2024, incorporated by reference in this prospectus supplement, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

INCORPORATION BY REFERENCE
This prospectus supplement incorporates by reference important business and financial information about the Company that is not included in or delivered with this document. The information incorporated by reference is considered to be part of this prospectus supplement, and the SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus supplement. Any information referenced in this way is considered part of this prospectus supplement. Any subsequent information filed with the SEC will automatically be deemed to update and supersede the information in this prospectus supplement and in our other filings with the SEC. We are incorporating by reference the documents listed below:
•our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 24, 2025;
•our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 and June 30, 2025 filed on May 9, 2025 and August 11, 2025, respectively;
•our Current Reports on Form 8-K filed with the SEC on April 14, 2025, June 9, 2025 and June 12, 2025;
•the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2024 from our Definitive Proxy Statement on Schedule 14A filed on April 25, 2025; and
•the description of our securities contained in our Registration Statement on Form 8-A filed with the SEC on March 3, 2014, including any amendment or reports filed for the purpose of updating such description.
Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference in this prospectus supplement.
We also incorporate by reference into this prospectus supplement any further filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than portions deemed to have been “furnished” and not filed with the SEC, including those made pursuant to Item 2.02 or Item 7.01 of Form 8-K or other information), including all filings filed after the date hereof and prior to the completion of the offering of all securities under this prospectus supplement.
We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus supplement, including exhibits to these documents. You should direct any requests for documents to Neurogene Inc., 535 W 24th St., 5th Floor, New York, NY 10011, telephone: (855) 508-3568. You also may access these filings on our website at www.neurogene.com. We do not incorporate the information on our website into this prospectus supplement and you should not consider any information on, or that can be accessed through, our website as part of this prospectus supplement (other than those filings with the SEC that we specifically incorporate by reference into this prospectus supplement).

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the informational requirements of the Exchange Act and are required to file annual, quarterly and other reports, proxy statements and other information with the SEC. The SEC maintains an Internet website (http://www.sec.gov) that contains reports, proxy and information statements, and various other information about registrants, like us, that file electronically with the SEC.
Information about us is also available at our website at http://www.neurogene.com. You may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. However, the information on our website is not a part of this prospectus supplement and is not incorporated by reference into this prospectus supplement.
We have filed with the SEC a registration statement on Form S-3 under the Securities Act relating to the securities covered by this prospectus supplement. This prospectus supplement is a part of the registration statement and does not contain all of the information in the registration statement. Whenever a reference is made in this prospectus supplement to a contract or other document of ours, please be aware that the reference is only a summary and that you should refer to the exhibits that are part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement through the SEC’s website or our website.

PROSPECTUS
Neurogene Inc.
Common Stock
Preferred Stock
Debt Securities
Warrants
Units

From time to time, we may issue, in one or more series or classes, up to a maximum aggregate offering price of $300,000,000 of our common stock, preferred stock, debt securities, warrants and/or units, at prices and on terms that we will determine at the time of the offering.
This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide specific terms of the securities offered in a supplement to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. We may not sell any securities under this prospectus without delivery of the applicable prospectus supplement. If information in any prospectus supplement is inconsistent with the information in this prospectus, then the information in that prospectus supplement will apply and will supersede the information in this prospectus.
You should read this prospectus, the applicable prospectus supplement and any related free writing prospectus carefully, as well as any documents incorporated by reference, before you invest in any of the securities being offered.
Our Common Stock, par value $0.000001 per share, is traded on The Nasdaq Global Market (“Nasdaq”) under the symbol “NGNE.” On March 21, 2025, the last reported sale price for our Common Stock was $14.21 per share.

An investment in our securities involves a high degree of risk. You should carefully consider the information under the heading “Risk Factors” beginning on page 2 of this prospectus and any applicable prospectus supplement. We are a “smaller reporting company” as defined by Rule 12b-2 of the Exchange Act and are subject to reduced public company reporting requirements. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 4 , 2025.

ABOUT THIS PROSPECTUS
This prospectus is a part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC” or the “Commission”) using a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus from time to time in one or more offerings up to a total dollar amount of $300,000,000. This prospectus provides you with a general description of the securities we may offer.
Each time we sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. You should carefully read both this prospectus and any prospectus supplement together with additional information under the headings “Where You Can Find More Information” and “Incorporation by Reference.”
We have not authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus and any applicable prospectus supplement, along with the information contained in any free writing prospectuses we have authorized for use in connection with a specific offering. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. This prospectus, any applicable supplement to this prospectus or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus, any applicable supplement to this prospectus or any related free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.
You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered, or securities are sold, on a later date.
In this prospectus, unless the context otherwise requires, the terms “Neurogene,” the “Registrant,” the “Company,” “we,” “us,” and “our” refer to Neurogene Inc. (formerly Neoleukin Therapeutics, Inc.), a Delaware corporation, and Neurogene Inc., a Nevada corporation, the wholly owned operating subsidiary of the Delaware corporation. The name “Neurogene” is a trademark of the Company in the United States. This report also contains references to registered marks, trademarks and trade names of other companies that are property of their respective holders. All other trademarks, registered marks and trade names appearing in this report are the property of their respective holders.
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CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS
We make “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) in this prospectus and any accompanying prospectus supplement, including the documents that we incorporate by reference herein and therein. These forward-looking statements can generally be identified as such because the context of the statement will include words such as “may,” “will,” “intend,” “plan,” “believe,” “anticipate,” “expect,” “estimate,” “predict,” “potential,” “continue,” “likely,” “target,” “forecast,” or “opportunity,” the negative of these words or other similar words. Similarly, statements that describe our plans, strategies, intentions, expectations, objectives, goals or prospects and other statements that are not historical facts are also forward-looking statements. For such statements, we claim the protection of the Private Securities Litigation Reform Act of 1995. Readers of this prospectus are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the time this prospectus was filed with the SEC. These forward-looking statements are based largely on our expectations and projections about future events and future trends affecting our business and are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. These risks and uncertainties include, without limitation, the risk factors discussed in the section titled “Risk Factors” and elsewhere and incorporated by reference in this prospectus. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.
Any forward-looking statements in this prospectus reflect our current views with respect to future events or to our future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by these forward-looking statements.
This prospectus also contains or incorporates by reference estimates, projections, and other information concerning our industry, our business, and the markets for certain diseases, including data regarding the estimated size of those markets, and the incidence and prevalence of certain medical conditions. Information that is based on estimates, forecasts, projections, market research, or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances reflected in this information. Unless otherwise expressly stated, we obtained this industry, business, market, and other data from reports, research surveys, studies, and similar data prepared by market research firms and other third parties, industry, medical and general publications, government data, and similar sources.
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THE COMPANY
We are a clinical-stage biotechnology company committed to overcoming the limitations of conventional gene therapy and turning today’s complex devastating neurological diseases into treatable conditions. By harnessing our proprietary transgene regulation technology, EXACTTM (Expression Attenuation via Construct Tuning), we are building a robust and differentiated product portfolio of genetic medicines for rare neurological diseases with high unmet need not otherwise addressable by conventional gene therapy. Our EXACT approach leverages key scientific breakthroughs, including gene transfer technology, microRNA-based genetic circuits, and adeno-associated virus delivery, and is designed to deliver therapeutic levels of transgene to key areas of the brain that underlie neurological disease pathology.
Our first clinical-stage program to utilize the EXACT platform is NGN-401, which is in development for the treatment of Rett syndrome, a disease with a patient population that has a significant unmet need, and that ultimately progresses to substantial neurological and physical impairment and premature death. We are conducting a Phase 1/2 open-label, multi-center clinical trial of NGN-401 gene therapy for the treatment of female patients with classic Rett syndrome that is assessing the safety, tolerability, and efficacy of NGN-401 at a dose of 1E15 vg.
In addition to NGN-401, we have also been pursuing a conventional gene therapy program in a Phase 1/2 clinical trial of NGN-101 for the treatment of CLN5 Batten disease. This patient population has a significant unmet need, and experiences extensive neurological and physical impairment leading to blindness, loss of motor function and early mortality. Our Phase 1/2 clinical trial of NGN-101 was the first trial to assess the treatment of both neurodegenerative and ocular disease manifestations of Batten disease. In November 2024, we announced that the Company does not expect to move forward with the NGN-101 CLN5 Batten disease gene therapy program; given the rarity of the disease, continued investment in the program was predicated on alignment on a streamlined registrational pathway with FDA. To support a streamlined pathway, we submitted a regenerative medicine advanced therapy (“RMAT”) application to the FDA. Despite our belief that we met the standard of preliminary clinical evidence required to obtain an RMAT designation, the RMAT application was denied. We are currently evaluating options for the program.
Corporation Information
On December 18, 2023, we completed our business combination (the “Reverse Merger”) with Neurogene Inc., a Nevada corporation (“Neurogene OpCo”). In connection with the completion of the Reverse Merger, the Company changed its name from “Neoleukin Therapeutics, Inc.” to “Neurogene Inc.,” and the business conducted by the Company became primarily the business conducted by Neurogene OpCo.
Our principal executive offices are located at 535 W 24th St., 5th Floor, New York, NY 10011 and our telephone number is (855) 508-3568. Our website is www.neurogene.com. Information contained on or accessible through our website is not a part of this prospectus supplement, and the inclusion of our website address in this prospectus supplement is an inactive textual reference only.
Implications of Being a Smaller Reporting Company
We are a “smaller reporting company,” meaning that the market value of our Common Stock held by non-affiliates is less than $700.0 million and our annual revenue is less than $100.0 million during the most recently completed fiscal year. We will continue to be a smaller reporting company so long as either (i) the market value of our Common Stock held by non-affiliates is less than $250.0 million or (ii) our annual revenue is less than $100.0 million during the most recently completed fiscal year and the market value of our Common Stock held by non-affiliates is less than $700.0 million. As a smaller reporting company, we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report and smaller reporting companies have reduced disclosure obligations regarding executive compensation.

RISK FACTORS
Investing in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of securities will contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the risks, uncertainties and other factors described in our most recent Annual Report on Form 10-K, as supplemented and updated by subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that we have filed or will file with the SEC, and in other documents which are incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement and any applicable free writing prospectus. It is not possible to predict or identify all such risks; our business, financial condition, results of operations and future growth prospects could also be materially and adversely affected by factors, events or uncertainties that are not presently known to us or that we currently do not consider to present significant risks to our operations. Therefore, you should not consider the risks and uncertainties described in the documents incorporated by reference herein to be a complete statement of all the potential risks or uncertainties that we face. For more information, see “Information Incorporated by Reference” and “Where You Can Find More Information”.

USE OF PROCEEDS
We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Unless otherwise specified in a prospectus supplement accompanying this prospectus, the net proceeds from the sale by us of the securities to which this prospectus relates will be used as working capital, including continuing to advance our pipeline through preclinical studies and clinical trials, and for general corporate purposes. Our expected use of proceeds from the sale of the securities offered hereby represents our current intentions based on our present plans and business conditions, which could change in the future as our plans and business conditions evolve. As of the date of this prospectus, we cannot predict with certainty all of the particular uses for the proceeds to be received from the sale of the securities offered hereby or the amounts that we will actually spend on the uses set forth above.
Pending the use of the net proceeds, we may invest the proceeds in a variety of capital preservation investments, including interest-bearing, investment-grade securities, certificates of deposit or government securities. When we offer and sell the securities to which this prospectus relates, the prospectus supplement related to such offering will set forth our intended use of the proceeds, if any, received from the sale of such securities.

SECURITIES WE MAY OFFER
This prospectus contains summary descriptions of the securities we may offer from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the applicable prospectus supplement.
DESCRIPTION OF SECURITIES
The following description of our capital stock is intended as a summary only and therefore is not a complete description of our capital stock. This description is based upon, and is qualified by reference to, our amended and restated certificate of incorporation (“charter”), our amended and restated bylaws (“bylaws”) and applicable provisions of Delaware corporate law. You should read our charter and our bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus forms a part.
Authorized Capital Stock
Our authorized capital stock consists of 450,000,000 shares of common stock, par value $0.000001 per share (“Common Stock”), and 50,000,000 shares of undesignated preferred stock, par value $0.000001 per share (“Preferred Stock”).
Common Stock
Our charter authorizes the issuance of up to 450,000,000 shares of our Common Stock. All outstanding shares of our Common Stock are validly issued, fully paid and nonassessable.
Voting
The holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of stockholders, except for matters relating solely to the terms of Preferred Stock on which holders of our Common Stock shall not be entitled to vote as provided in our charter. A majority vote of the shares present in person or represented by proxy and entitled to vote on the subject matter is required for the holders of our Common Stock to take action on all matters, except as otherwise required by law, our charter or our bylaws. Our charter does not provide for cumulative voting in the election of directors.
Dividends
Subject to preferences that may be applicable to any then-outstanding Preferred Stock, holders of Common Stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by the board of directors out of legally available funds.
Distributions on Liquidation
In the event of our liquidation, dissolution or winding up, holders of Common Stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then-outstanding shares Preferred Stock.
Rights and Preferences
Holders of Common Stock have no preemptive, conversion or subscription rights and there are no redemption or sinking fund provisions applicable to our Common Stock. The rights, preferences and privileges of the holders of Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of Preferred Stock that we may designate in the future.
Preferred Stock
Under the terms of our charter, our board of directors has the authority, without further action by our stockholders, to issue up to 50,000,000 shares of Preferred Stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the dividend, voting and other rights, preferences and privileges of the shares of each wholly unissued series and any qualifications, limitations or restrictions thereon, and to increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding. Our board of directors may authorize the issuance of Preferred Stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our Common Stock. The issuance of Preferred Stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in our control and may adversely affect the market price of our Common Stock and the voting and other rights of the holders of our Common Stock.
Anti-Takeover Effects of Delaware Law and Provisions of Our Charter and Bylaws
Our charter and bylaws include a number of provisions that may have the effect of delaying, deferring or preventing another party from acquiring control of us and encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts.
•Issuance of undesignated Preferred Stock: Under our charter, our board of directors has the authority, without further action by the stockholders, to issue up to 50,000,000 shares of undesignated Preferred Stock with rights and preferences, including voting rights, designated from time to time by our board of directors. The existence of authorized but unissued shares of Preferred Stock enables our board of directors to make it more difficult to attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise.
•Classified board: Our charter establishes a classified board of directors consisting of three classes of directors, with staggered three-year terms. Only one class of directors is elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. This provision may have the effect of delaying a change of control of our board of directors.
•Election and removal of directors and board vacancies: Our bylaws provide that directors will be elected by a plurality vote. Our charter and bylaws also provide that our board of directors has the right to increase or decrease the size of the board to fill vacancies on the board. Directors may be removed only for cause by the affirmative vote of the holders of at least 66 2/3% of the votes that all our stockholders would be entitled to cast in an annual election of directors. Only our board of directors is authorized to fill vacant directorships. In addition, the number of directors constituting our board of directors may be set only by resolution adopted by a majority of the whole board of directors. These provisions prevent stockholders from increasing the size of our board of directors and gaining control of our board of directors by filling the resulting vacancies with its own nominees.
•Requirements for advance notification of stockholder nominations and proposals: Our bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors that specify certain requirements as to the timing, form and content of a stockholder’s notice. Business that may be conducted at an annual meeting of stockholders will be limited to those matters properly brought before the meeting. These provisions may make it more difficult for our stockholders to bring matters before our annual meeting of stockholders or to nominate directors at annual meetings of stockholders.
•No written consent of stockholders: Our charter provides that all stockholder actions be taken by a vote of the stockholders at an annual or special meeting, and that stockholders may not take any action by written consent in lieu of a meeting. This limit may lengthen the amount of time required to take stockholder actions and would prevent the amendment of our bylaws or removal of directors by our stockholders without holding a meeting of stockholders.
•No stockholder ability to call special meetings: Our bylaws provide that only a majority of the members of our board of directors then in office may be able to call special meetings of stockholders and only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders.
•Amendments to certificate of incorporation and bylaws: As required by the Delaware General Corporation Law (the “DGCL”), any amendment to our charter will be required to be approved by a majority of our board of directors as well as, if required by law or the charter, a majority of the outstanding shares entitled to vote on the amendment and a majority of the outstanding shares of each class entitled to vote thereon as a class, except that the amendment of provisions to board classification, election, removal and vacancies, stockholder action, certificate amendments, bylaw amendments, liability of directors, indemnification of directors and officers, and Delaware exclusive forum must be approved by not less than 66 2/3% of the outstanding shares entitled to vote on the amendment, voting together as a single class. Any amendment to our bylaws must be approved by either a majority of the authorized number of directors constituting the board of directors or not less than 66 2/3% of the outstanding shares entitled to vote on the amendment, voting together as a single class.
These provisions are designed to enhance the likelihood of continued stability in the composition of our board of directors and its policies, to discourage certain types of transactions that may involve an actual or threatened acquisition of our company and to reduce our vulnerability to an unsolicited acquisition proposal. We also designed these provisions to discourage certain tactics that may be used in proxy fights. However, these provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they may also reduce fluctuations in the market price of our shares that could result from actual or rumored takeover attempts.
Section 203 of the Delaware General Corporation Law
We are subject to the provisions of Section 203 of the DGCL. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in advance by a majority of the independent directors or by the holders of at least two-thirds of the outstanding disinterested shares. The application of Section 203 of the DGCL could also have the effect of delaying or preventing a change of control of us.
Choice of Forum
Our charter requires that the Court of Chancery of the State of Delaware be the exclusive forum for the following types of actions or proceedings under Delaware statutory or common law: (1) any derivative action or proceeding brought on our behalf; (2) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee to us or our stockholders; (3) any action asserting a claim against us or any director or officer or other employee arising pursuant to the DGCL or our charter or bylaws; or (4) any action asserting a claim against us that is governed by the internal affairs doctrine. This provision would not apply to claims brought to enforce a duty or liability created by the Exchange Act, or any other claim for which the federal courts have exclusive jurisdiction. Our bylaws provide further that the federal district courts of the United States will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act. The forum selection provisions will not apply to claims brought to enforce a duty or liability created by the Exchange Act. It is possible that a court could find that such provisions are inapplicable for a particular claim or action or that such provisions are unenforceable. In addition, under the Securities Act, federal courts have concurrent jurisdiction over all suits brought to enforce any duty or liability created by the Securities Act, and investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Although we believe these provisions benefit us by providing increased consistency in the application of Delaware law for the specified types of actions and proceedings, the provisions may have the effect of discouraging lawsuits against us or our directors or officers.
Registration Rights Agreements
2016 Registration Rights Agreement
In connection with our public offering of Common Stock on September 19, 2016, we entered into a registration rights agreement (the “2016 Registration Rights Agreement”) with certain holders of our securities. Under the 2016 Registration Rights Agreement, we agree that, if at any time and from time to time after December 19, 2016, those investors demand that we register their shares of our Common Stock for resale under the Securities Act, we would be obligated to effect such registration. We have registered an aggregate of approximately 1,292,268 shares (after giving effect to the 1-for-5 reverse stock split in September 2023 and the subsequent 1-for-4 reverse stock split in December 2023) for resale, from time to time, by such stockholders. Our registration obligations under the 2016 Registration Rights Agreement covers all shares now held or hereafter acquired by the stockholders who are a party to such agreement and is in effect until the earlier of (a) the date when all of the 2016 Registrable Securities (as defined in the 2016 Registration Rights Agreement) subject to the demand registration rights under the 2016 Registration Rights Agreement have been sold pursuant to an effective registration statement; (b) the 2016 Registrable Securities have been sold pursuant to Rule 144 under the Securities Act (or other similar rule); (c) the 2016 Registrable Securities may be resold without limitations as to volume or manner of sale pursuant to Rule 144 under the Securities Act; or (d) 10 years after the date of the 2016 Registration Rights Agreement, and includes our obligation to facilitate certain underwritten public offerings of our Common Stock by these stockholders in the future.
The foregoing description of the 2016 Registration Rights Agreement does not purport to be complete and is qualified in its entirety by the full text of the 2016 Registration Rights Agreement, a copy of which is filed as Exhibit 4.2 to this Registration Statement.
2024 Registration Rights Agreement
In connection with the closing of a private placement on November 5, 2024 (the “PIPE”), we entered into a registration rights agreement (the “2024 Registration Rights Agreement”) with certain institutional accredited investors (each, a “Selling Stockholder” and collectively, the “the Selling Stockholders”), pursuant to which, among other things, we agreed to file a registration statement covering the resale of the shares of Common Stock issued in the PIPE and the shares of Common Stock underlying the pre-funded warrants (the “Pre-Funded Warrants”) issued in the PIPE (the “2024 Registrable Securities”) by no later than the 30th calendar day following the closing date of the PIPE. In addition, we have agreed to use our best efforts to cause such registration statement to become effective as soon as practicable, but in any event no later than the earlier of (a) the 105th calendar day following the closing date or, (b) the fifth business day after the date we are notified (orally or in writing, whichever is earlier) by the SEC that the registration statement will not be “reviewed” or will not be subject to further review. We are required to use our best efforts to keep such registration statement continuously effective until the date that all 2024 Registrable Securities covered by such registration statement (i) have been sold, thereunder or pursuant to Rule 144, or (ii) may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 and without the requirement for us to be in compliance with the current public information requirement under Rule 144. We will be responsible for all fees and expenses incurred in connection with the registration of the 2024 Registrable Securities.
The 2024 Registration Rights Agreement requires us to provide certain customary indemnification to the Selling Stockholders in connection with the registration statement.
The foregoing description of the 2024 Registration Rights Agreement does not purport to be complete and is qualified in its entirety by the full text of the 2024 Registration Rights Agreement, a copy of which is filed as Exhibit 4.3 to this registration statement.
Transfer Agent and Registrar
Equiniti Trust Company, LLC serves as the transfer agent and registrar for our Common Stock.

Listing
Our Common Stock is listed on Nasdaq under the symbol “NGNE.”
Debt Securities
The paragraphs below describe the general terms and provisions of the debt securities we may issue. When we offer to sell a particular series of debt securities, we will describe the specific terms of the securities in a supplement to this prospectus, including any additional covenants or changes to existing covenants relating to such series. The prospectus supplement also will indicate whether the general terms and provisions described in this prospectus apply to a particular series of debt securities. You should read the actual indenture if you do not fully understand a term or the way we use it in this prospectus.
If we issue debt securities at a discount from their principal amount, then, for purposes of calculating the aggregate initial offering price of the offered securities issued under this prospectus, we will include only the initial offering price of the debt securities and not the principal amount of the debt securities.
We have summarized below the material provisions of the indenture, or indicated which material provisions will be described in the related prospectus supplement. The prospectus supplement relating to any particular securities offered will describe the specific terms of the securities, which may be in addition to or different from the general terms summarized in this prospectus. [We have included the form of the indenture as an exhibit to our registration statement of which this prospectus is a part, and it is incorporated into this prospectus by reference.] Because the summary in this prospectus and in any prospectus supplement does not contain all of the information that you may find useful, you should read the documents relating to the securities that are described in this prospectus or in any applicable prospectus supplement. Please read “Where You Can Find More Information” to find out how you can obtain a copy of those documents. References below to an “indenture” are references to the indenture, as supplemented, under which a particular series of debt securities is issued. As used under this caption, the term “debt securities” includes the debt securities being offered by this prospectus and all other debt securities issued by us under the indenture.
General
The indenture:
•does not limit the amount of debt securities that we may issue;
•allows us to issue debt securities in one or more series;
•does not require us to issue all of the debt securities of a series at the same time; and
•allows us to reopen a series to issue additional debt securities without the consent of the holders of the debt securities of such series.
The prospectus supplement for each offering of debt securities will provide the following terms, where applicable:
•the title of the debt securities and whether they are senior, senior subordinated or subordinated debt securities;
•the aggregate principal amount of the debt securities being offered and any limit on their aggregate principal amount, and, if the series is to be issued at a discount from its face amount, the method of computing the accretion of such discount;
•the price at which the debt securities will be issued, expressed as a percentage of the principal and, if other than the full principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof or, if applicable, the portion of the principal amount of such debt securities that is convertible into common stock or preferred stock or the method by which any such portion shall be determined;
•if convertible, the terms on which such debt securities are convertible, including the initial conversion price or rate or the method of calculation, how and when the conversion price or exchange ratio may be adjusted, whether conversion or exchange is mandatory, at the option of the holder or at our option, the conversion or exchange period, and any other provision in relation thereto, and any applicable limitations on the ownership or transferability of common stock or preferred stock received on conversion;
•the date or dates, or the method for determining the date or dates, on which the principal of the debt securities will be payable;
•the fixed or variable interest rate or rates of the debt securities, or the method by which the interest rate or rates is determined;
•the date or dates, or the method for determining the date or dates, from which interest will accrue;
•the dates on which interest will be payable;
•the record dates for interest payment dates, or the method by which we will determine those dates;
•the persons to whom interest will be payable;
•the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;
•any collateral securing the performance of our obligations under the debt securities;
•the place or places where the principal of, premium, if any, and interest on, the debt securities will be payable;
•where the debt securities may be surrendered for registration of transfer or conversion or exchange;
•where notices or demands to or upon us in respect of the debt securities and the applicable indenture may be served;
•any provisions regarding our right to redeem or purchase debt securities or the right of holders to require us to redeem or purchase debt securities;
•any right or obligation we have to redeem, repay or purchase the debt securities pursuant to any sinking fund or analogous provision;
•the currency or currencies (including any composite currency) in which the debt securities are denominated and payable if other than United States dollars, and the currency or currencies (including any composite currency) in which principal, premium, if any, and interest, if any, will be payable, and if such payments may be made in a currency other than that in which the debt securities are denominated, the manner for determining such payments, including the time and manner of determining the exchange rate between the currency in which such securities are denominated and the currency in which such securities or any of them may be paid, and any additions to, modifications of or deletions from the terms of the debt securities to provide for or to facilitate the issuance of debt securities denominated or payable in a currency other than U.S. dollars;
•whether the amount of payments of principal of, premium, if any, or interest on, the debt securities may be determined according to an index, formula or other method and how such amounts will be determined;
•whether the debt securities will be in registered form, bearer form or both, and the terms of these forms;

•whether the debt securities will be issued in whole or in part in the form of a global security and, if applicable, the identity of the depositary for such global security;
•any provision for electronic issuance of the debt securities or issuance of the debt securities in uncertificated form;
•whether and upon what terms the debt securities of such series may be defeased or discharged, if different from the provisions set forth in the indenture for the series to which the supplemental indenture or authorizing resolution relates;
•any provisions granting special rights to holders of securities upon the occurrence of such events as specified in the applicable prospectus supplement;
•any deletions from, modifications of, or additions to our events of default or covenants or other provisions set forth in the indenture for the series to which the supplemental indenture or authorizing resolution relates; and
•any other material terms of the debt securities, which may be different from the terms set forth in this prospectus.
We may issue debt securities at a discount below their principal amount and provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity of the debt securities. We refer to any such debt securities throughout this prospectus as “original issue discount securities.” The applicable prospectus supplement will describe the United States federal income tax consequences and other relevant considerations applicable to original issue discount securities.
Neither the DGCL nor our governing instruments define the term “substantially all” as it relates to the sale of assets. Additionally, Delaware cases interpreting the term “substantially all” rely upon the facts and circumstances of each particular case. Consequently, to determine whether a sale of “substantially all” of our assets has occurred, a holder of debt securities must review the financial and other information that we have disclosed to the public.
The applicable prospectus supplement will also describe any material covenants to which a series of debt securities will be subject and the applicability of those covenants to any of our subsidiaries to be restricted thereby, which are referred to herein as “restricted subsidiaries.” The applicable prospectus supplement will also describe provisions for restricted subsidiaries to cease to be restricted by those covenants.
Events of Default
Unless the applicable prospectus supplement states otherwise, when we refer to “events of default” as defined in the indentures with respect to any series of debt securities, we mean:
•our failure to pay interest on any debt security of such series when the same becomes due and payable and the continuance of any such failure for a period of 30 days;
•our failure to pay the principal or premium of any debt security of such series when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise;
•our failure or the failure of any restricted subsidiary to comply with any of its agreements or covenants in, or provisions of, the debt securities of such series or the indenture (as they relate thereto) and such failure continues for a period of 60 days after our receipt of notice of the default from the trustee or from the holders of at least 25 percent in aggregate principal amount of the then outstanding debt securities of that series (except in the case of a default with respect to the provisions of the indenture regarding the consolidation, merger, sale, lease, conveyance or other disposition of all or substantially all of the assets of us (or any other provision specified in the applicable supplemental indenture or authorizing resolution), which will constitute an event of default with notice but without passage of time); or

•certain events of bankruptcy, insolvency or reorganization occur with respect to Neurogene or any restricted subsidiary of Neurogene that is a significant subsidiary (as defined in the indenture).
If an event of default occurs and is continuing with respect to debt securities of any series outstanding, then the trustee or the holders of 25% or more in principal amount of the outstanding debt securities of that series will have the right to declare the principal amount of all the debt securities of that series to be due and payable immediately. However, the holders of at least a majority in principal amount of outstanding debt securities of such series may rescind and annul such declaration and its consequences, except an acceleration due to nonpayment of principal or interest on such series, if the rescission would not conflict with any judgment or decree and if all existing events of default with respect to such series have been cured or waived.
The indenture also provides that the holders of at least a majority in principal amount of the outstanding debt securities of any series, by notice to the trustee, may, on behalf of all holders, waive any existing default and its consequences with respect to such series of debt securities, other than any event of default in payment of principal or interest.
The indenture will require the trustee to give notice to the holders of debt securities within 90 days after the trustee obtains knowledge of a default that has occurred and is continuing. However, the trustee may withhold notice to the holders of any series of debt securities of any default, except a default in payment of principal or interest, if any, with respect to such series of debt securities, if the trustee considers it in the interest of the holders of such series of debt securities to do so.
The holders of a majority of the outstanding principal amount of the debt securities of any series will have the right to direct the time, method and place of conducting any proceedings for any remedy available to the trustee with respect to such series, subject to limitations specified in the indenture.
Amendment, Supplement and Waiver
Without notice to or the consent of any holder, we and the trustee may amend or supplement the indenture or the debt securities of a series:
•to cure any ambiguity, omission, defect or inconsistency;
•to comply with the provisions of the indenture regarding the consolidation, merger, sale, lease, conveyance or other disposition of all or substantially all of our assets;
•to provide that specific provisions of the indenture shall not apply to a series of debt securities not previously issued or to make a change to specific provisions of the indenture that only applies to any series of debt securities not previously issued or to additional debt securities of a series not previously issued;
•to create a series and establish its terms;
•to provide for uncertificated debt securities in addition to or in place of certificated debt securities;
•to release a guarantor in respect of any series which, in accordance with the terms of the indenture applicable to such series, ceases to be liable in respect of its guarantee;
•to add a guarantor subsidiary in respect of any series of debt securities;
•to secure any series of debt securities;
•to add to the covenants of Neurogene for the benefit of the holders or surrender any right or power conferred upon Neurogene;
•to appoint a successor trustee with respect to the securities;
•to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”);

•to make any change that does not adversely affect the rights of holders; or
•to conform the provisions of the indenture to the final offering document in respect of any series of debt securities.
The indenture will provide that we and the trustee may amend or supplement any provision of the debt securities of a series or of the indenture relating to such series with the written consent of the holders of at least a majority in principal amount of the outstanding debt securities of such series. However, without the consent of each holder of a debt security the terms of which are directly amended, supplemented or waived, an amendment, supplement or waiver may not:
•reduce the amount of debt securities of such series whose holders must consent to an amendment, supplement or waiver;
•reduce the rate of or extend the time for payment of interest, including defaulted interest;
•reduce the principal of or extend the fixed maturity of any debt security or alter the provisions with respect to redemptions or mandatory offers to repurchase debt securities of a series in a manner adverse to holders;
•make any change that adversely affects any right of a holder to convert or exchange any debt security into or for shares of our common stock or other securities, cash or other property in accordance with the terms of such security;
•modify the ranking or priority of the debt securities of the relevant series;
•release any guarantor of any series from any of its obligations under its guarantee or the indenture otherwise than in accordance with the terms of the indenture;
•make any change to any provision of the indenture relating to the waiver of existing defaults, the rights of holders to receive payment of principal and interest on the debt securities, or to the provisions regarding amending or supplementing the indenture or the debt securities of a particular series with the written consent of the holders of such series, except to increase the percentage required for modification or waiver or to provide for consent of each affected holder of debt securities of such series;
•waive a continuing default or event of default in the payment of principal of or interest on the debt securities; or
•make any debt security payable at a place or in money other than that stated in the debt security, or impair the right of any holder of a debt security to bring suit as permitted by the indenture.
The holders of a majority in aggregate principal amount of the outstanding debt securities of such series may, on behalf of all holders of debt securities of that series, waive any existing default under, or compliance with, any provision of the debt securities of a particular series or of the indenture relating to a particular series of debt securities, other than any event of default in payment of interest or principal.
Defeasance
The indenture will permit us to terminate all our respective obligations under the indenture as they relate to any particular series of debt securities, other than the obligation to pay interest, if any, on and the principal of the debt securities of such series and certain other obligations, at any time by:
•depositing in trust with the trustee, under an irrevocable trust agreement, money or government obligations in an amount sufficient to pay principal of and interest, if any, on the debt securities of such series to their maturity or redemption; and
•complying with other conditions, including delivery to the trustee of an opinion of counsel to the effect that holders will not recognize income, gain or loss for federal income tax purposes as a result of our exercise of such right and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case otherwise.
The indenture will also permit us to terminate all of our respective obligations under the indenture as they relate to any particular series of debt securities, including the obligations to pay interest, if any, on and the principal of the debt securities of such series and certain other obligations, at any time by:
•depositing in trust with the trustee, under an irrevocable trust agreement, money or government obligations in an amount sufficient to pay principal and interest, if any, on the debt securities of such series to their maturity or redemption; and
•complying with other conditions, including delivery to the trustee of an opinion of counsel to the effect that (A) we have received from, or there has been published by, the Internal Revenue Service a ruling, or (B) since the date such series of debt securities were originally issued, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall state that, holders will not recognize income, gain or loss for federal income tax purposes as a result of our exercise of such right and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case otherwise.
In addition, the indenture will permit us to terminate substantially all our respective obligations under the indenture as they relate to a particular series of debt securities by depositing with the trustee money or government obligations sufficient to pay all principal and interest on such series at its maturity or redemption date if the debt securities of such series will become due and payable at maturity within one year or are to be called for redemption within one year of the deposit.
Transfer and Exchange
A holder will be able to transfer or exchange debt securities only in accordance with the indenture. The registrar may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and to pay any taxes and fees required by law or permitted by the indenture.
Concerning the Trustee
The indenture will contain limitations on the rights of the trustee, should it become our creditor, to obtain payment of claims in specified cases or to realize on property received in respect of any such claim as security or otherwise. The indenture will permit the trustee to engage in other transactions; however, if it acquires any conflicting interest, it must eliminate such conflict or resign.
The indenture will provide that in case an event of default occurs and is not cured, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in similar circumstances in the conduct of such person’s own affairs. The trustee shall be under no obligation to exercise any of the rights or powers vested in it by the indenture at the request or direction of any of the holders pursuant to the indenture, unless such holders shall have offered to the trustee security or indemnity satisfactory to the trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.
No Recourse Against Others
The indenture will provide that there is no recourse under any obligation, covenant or agreement in the applicable indenture or with respect to any debt security against any of our or our successor’s past, present or future stockholders, employees, officers or directors.
Governing Law
The laws of the State of New York will govern the indenture and the debt securities.

Warrants
We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series, from time to time. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from those securities.
If we issue warrants, they will be evidenced by warrant agreements or warrant certificates issued under one or more warrant agreements, which are contracts between us and an agent for the holders of the warrants. We urge you to read the prospectus supplement related to any series of warrants we may offer, as well as the complete warrant agreement and warrant certificate that contain the terms of the warrants. If we issue warrants, forms of warrant agreements and warrant certificates relating to warrants for the purchase of common stock, preferred stock and debt securities will be incorporated by reference into the registration statement of which this prospectus is a part from reports we would subsequently file with the SEC.
Units
We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.
The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.
If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:
•the title of the series of units;
•identification and description of the separate constituent securities comprising the units;
•the price or prices at which the units will be issued;
•the date, if any, on and after which the constituent securities comprising the units will be separately transferable;
•a discussion of certain United States federal income tax considerations applicable to the units; and
•any other terms of the units and their constituent securities.

PLAN OF DISTRIBUTION
We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:
•at a fixed price or prices, which may be changed;
•at market prices prevailing at the time of sale;
•at prices related to such prevailing market prices; or
•at negotiated prices.
We may also sell equity securities covered by this registration statement in an “at the market offering” as defined in Rule 415 under the Securities Act. Such offering may be made into an existing trading market for such securities in transactions at other than a fixed price, either:
•on or through the facilities of Nasdaq or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale; and/or
•to or through a market maker otherwise than on Nasdaq or such other securities exchanges or quotation or trading services.
Such at the market offerings, if any, may be conducted by underwriters acting as principal or agent.
A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:
•the name or names of any underwriters, dealers or agents, if any;
•the purchase price of the securities and the proceeds we will receive from the sale;
•any options under which underwriters may purchase additional securities from us;
•any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;
•any public offering price;
•any discounts or concessions allowed or re-allowed or paid to dealers; and
•any securities exchange or market on which the securities may be listed.
Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.
If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities, and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.
We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.
We may provide agents and underwriters with indemnification against civil liabilities related to offerings pursuant to this prospectus, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.
All securities we offer, other than shares of our common stock, will be new issues of securities, and all securities we offer, other than our common stock, will have no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.
Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. These transactions may be effected on any exchange or over-the-counter market or otherwise.
Any underwriters who are qualified market makers on Nasdaq may engage in passive market making transactions in the securities on Nasdaq in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

LEGAL MATTERS
Certain legal matters, including the legality of the securities offered, will be passed upon for us by Gibson, Dunn & Crutcher LLP, San Francisco, California. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.
EXPERTS
The financial statements of Neurogene Inc. as of December 31, 2024 and 2023, and for each of the two years in the period ended December 31, 2024, incorporated by reference in this prospectus, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

INFORMATION INCORPORATED BY REFERENCE
This prospectus incorporates by reference important business and financial information about the Company that is not included in or delivered with this document. The information incorporated by reference is considered to be part of this prospectus, and the SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. Any information referenced in this way is considered part of this prospectus. Any subsequent information filed with the SEC will automatically be deemed to update and supersede the information in this prospectus and in our other filings with the SEC. We are incorporating by reference the documents listed below:
•our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 23, 2025 (our “Annual Report”); and
•the description of our securities contained in Exhibit 4.3 to our Annual Report, as may be further amended by any amendments or reports filed for the purposes of updating this description.
Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference in this prospectus or any prospectus supplement.
We also incorporate by reference into this prospectus any further filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than portions deemed to have been “furnished” and not filed with the SEC, including those made pursuant to Item 2.02 or Item 7.01 of Form 8-K or other information), including all filings filed after the date hereof and prior to the completion of the offering of all securities under this prospectus.
We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, including exhibits to these documents. You should direct any requests for documents to Neurogene Inc., 535 W 24th St., 5th Floor, New York, NY 10011, telephone: (855) 508-3568. You also may access these filings on our website at www.neurogene.com. We do not incorporate the information on our website into this prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus (other than those filings with the SEC that we specifically incorporate by reference into this prospectus).
Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus modifies, supersedes or replaces such statement.

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the informational requirements of the Exchange Act and are required to file annual, quarterly and other reports, proxy statements and other information with the SEC. The SEC maintains an Internet website (http://www.sec.gov) that contains reports, proxy and information statements, and various other information about registrants, like us, that file electronically with the SEC.
Information about us is also available at our website at http://www.neurogene.com. You may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. However, the information on our website is not a part of this prospectus and is not incorporated by reference into this prospectus.
We have filed with the SEC this registration statement relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all of the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of ours, please be aware that the reference is only a summary and that you should refer to the exhibits that are part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement through the SEC’s website or our website.

Up to $150,000,000
Common Stock

PROSPECTUS SUPPLEMENT

Leerink Partners
August 11, 2025